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                                                                 Exhibit 2.2(b)



                                   ASSIGNMENT
                                       OF
                          MEMBERSHIP PURCHASE AGREEMENT

      This Assignment of Membership Purchase Agreement by and between Charter Communications, Inc. ("CCI") and its controlled subsidiary, Charter Communications Entertainment II, LLC ("CCE-II"), is made as of the 23rd day of February, 1999, with respect to the following:

      A. CCI is the "Buyer" of certain membership interests pursuant to the Membership Purchase Agreement by and between ACEC Holding Company, LLC ("Seller") and CCI dated January 1, 1999 (the "Purchase Agreement");

      B. Pursuant to Section 17.1 of the Purchase Agreement, CCI may assign its rights under the Agreement to an Affiliate upon at least ten
            (10) days prior written notice to the Seller;

      C. CCI desires to assign its rights and liabilities under the Purchase Agreement and CCE-II desires to assume such rights and liabilities under the Purchase Agreement;

      D. CCI transmitted notice on February 23, 1999 to the Seller of the intended assignment of rights, with such notice to be deemed delivered to Seller on February 24, 1999.

      In recognition of the above and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. CCI hereby assigns all of its rights and obligations under the Purchase Agreement to CCE-II.

      2. CCE-II agrees to assume all of CCI's rights and obligations under the Purchase Agreement.

      3. The assignment of CCI's rights and obligations under the Purchase Agreement shall be effective on the earlier of March 8, 1999 or such earlier date as Seller consents to the assignment.
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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their duly authorized officers.

                              CHARTER COMMUNICATIONS, INC.


                              By:   /s/ Curtis S. Shaw
                                  ----------------------------------
                                  Name: Curtis S. Shaw
                                        ----------------------------
                                  Title: Senior Vice President
                                         ---------------------------


                              CHARTER COMMUNICATIONS
                              ENTERTAINMENT II, LLC


                              By:   /s/ Kent Kalkwarf
                                  ----------------------------------
                                  Name: Kent Kalkwarf
                                        ----------------------------
                                  Title: Senior Vice President
                                         ---------------------------


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